                         [DELOITTE & TOUCHE LETTERHEAD]


                                                                    EXHIBIT 10.7
INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Prestolite Indiel Argentina S.A.
Buenos Aires, Argentina

We have audited the accompanying consolidated balance sheets of Prestolite Indiel Argentina S.A. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Our audits also comprehended the translation of the Argentine peso amounts into U.S. dollar amounts for the purpose of consolidation with the financial statements of the parent company, Prestolite Electric Incorporated. In our opinion, such translation has been made in conformity with accounting principles generally accepted in the United States of America, as set forth in Statement of Financial Accounting Standards No. 52, applicable to foreign currency financial statements incorporated in financial statements of an enterprise by consolidation.

Buenos Aires, Argentina.
January 31, 2001

Deloitte & Co. S.R.L.

PRESTOLITE INDIEL ARGENTINA S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars)
--------------------------------------------------------------------------------

                                                                            December             December
                                                                            31, 2000             31, 1999
                                                                            --------             --------

ASSETS

CURRENT ASSETS
 Cash                                                                       $    645              $    280
 Accounts receivable, net                                                      8,337                 8,883
 Inventories                                                                  10,760                14,227
 Other current assets                                                          2,140                 1,379
                                                                            --------              --------
    Total current assets                                                      21,882                24,769
PROPERTY, PLANT AND EQUIPMENT, NET                                            11,590                12,869
OTHER NON-CURRENT ASSETS                                                       8,570                 8,391
                                                                            --------              --------

    Total assets                                                            $ 42,042              $ 46,029
                                                                            ========              ========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Short-term debt and current portion of long-term debt                      $  1,540              $  3,366
 Accounts payable                                                              6,611                 5,702
 Accrued liabilities                                                           2,202                 3,003
                                                                            --------              --------
    Total current liabilities                                                 10,353                12,071

LONG-TERM LIABILITIES
 Loans due to parent company                                                   4,157                 6,336
 Long-term debt                                                                  339
 Other non-current liabilities                                                 1,970                 1,991
                                                                            --------              --------
    Total liabilities                                                         16,819                20,398
                                                                            --------              --------

COMMITMENTS AND CONTINGENCIES
                                                                            --------              --------
MINORITY INTEREST                                                                                        2
                                                                            --------              --------
STOCKHOLDERS' EQUITY
 Common stock, par value $1 per share; 14,786,176 shares
  authorized, issued and outstanding                                          14,786                14,786
 Additional paid-in capital                                                   41,665                38,165
 Legal reserve                                                                 1,012                 1,012
 Accumulated deficit                                                         (32,240)              (28,334)
                                                                            --------              --------
    Total stockholders' equity                                                25,223                25,629
                                                                            --------              --------

    Total liabilities and stockholders' equity                              $ 42,042              $ 46,029
                                                                            ========              ========

See notes to consolidated financial statements.

PRESTOLITE INDIEL ARGENTINA S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars)
--------------------------------------------------------------------------------


                                                                                           Year ended
                                                                        ---------------------------------------------
                                                                          December         December         December
                                                                          31, 2000         31, 1999         31, 1998
                                                                        -----------      -----------      -----------

NET SALES                                                                $ 40,785          $ 39,366         $ 56,711
                                                                         --------          --------         --------

COSTS AND EXPENSES:
 Cost of goods sold                                                        37,733            36,671           51,866
 Selling, general and administrative expenses                               7,041             7,672            9,496
 Severance                                                                    499                              5,474
                                                                         --------          --------         --------
                                                                           45,273            44,343           66,836
                                                                         --------          --------         --------

OPERATING LOSS                                                             (4,488)           (4,977)         (10,125)
                                                                         --------          --------         --------

INTEREST EXPENSE                                                            2,011             1,642            1,251
                                                                         --------          --------         --------

OTHER INCOME (EXPENSE)
 Revenues under tax regimes for promoted activities                         2,707             1,884            2,792
 Other income, net                                                            407             1,212              224
                                                                         --------          --------         --------
                                                                            3,114             3,096            3,016
                                                                         --------          --------         --------

LOSS BEFORE PROVISION FOR INCOME TAXES
 AND MINORITY INTEREST                                                     (3,385)           (3,523)          (8,360)

PROVISION FOR INCOME TAXES                                                    522               512              480
                                                                         --------          --------         --------

LOSS BEFORE MINORITY INTEREST                                              (3,907)           (4,035)          (8,840)

MINORITY INTEREST                                                               1                (1)               2
                                                                         --------          --------         --------

NET LOSS                                                                 $ (3,906)         $ (4,036)        $ (8,838)
                                                                         ========          ========         ========


See notes to consolidated financial statements.

PRESTOLITE INDIEL ARGENTINA S.A.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(in thousands of U.S. dollars)
--------------------------------------------------------------------------------

                                                          Additional
                                           Common          paid-in          Legal         Accumulated
                                           stock           capital          reserve         deficit          Total

Balances, December 31, 1997            $  14,786       $  29,665         $   1,012         $ (15,460)     $  30,003

Net loss                                                                                      (8,838)        (8,838)
                                       ---------       ---------         ---------         ---------      ---------

Balances, December 31, 1998            $  14,786       $  29,665         $   1,012         $ (24,298)     $  21,165

Conversion of loans due to
  parent company into equity                               8,500                                              8,500

Net loss                                                                                      (4,036)        (4,036)
                                       ---------       ---------         ---------         ---------      ---------

Balances, December 31, 1999            $  14,786       $  38,165         $   1,012         $ (28,334)     $  25,629

Conversion of loans due to
  parent company into equity                               3,500                                              3,500

Net loss                                                                                      (3,906)        (3,906)
                                       ---------       ---------         ---------         ---------      ---------

Balances, December 31, 2000            $  14,786       $  41,665         $   1,012         $ (32,240)     $  25,223
                                       =========       =========         =========         =========      =========



See notes to consolidated financial statements

PRESTOLITE INDIEL ARGENTINA S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)
--------------------------------------------------------------------------------



                                                                                             Year ended
                                                                      ------------------------------------------------------------
                                                                       December 31,          December 31,           December 31,
                                                                          2000                  1999                   1998
                                                                      --------------       ---------------        ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $(3,906)              $(4,036)               $(8,838)
Adjustments to reconcile net loss to net cash (used in)
 provided by operating activities:
  Depreciation of property, plant and equipment                           2,905                 3,530                  3,398
  Gain on sale of property, plant and equipment                             (43)                   (7)
  Minority interest                                                          (2)                    1                     (2)
  Changes in assets and liabilities:
    Accounts receivable                                                     546                   137                    180
    Inventories                                                           3,467                  (291)                 4,160
    Other current and non-current assets                                   (940)                  383                  1,524
    Accounts payable                                                        909                  (827)                (3,010)
    Accrued liabilities                                                    (502)               (1,617)                 1,206
    Other non-current liabilities                                          (320)                 (535)                    23
                                                                        -------               -------                -------
Net cash provided by (used in) operating activities                       2,114                (3,262)                (1,359)
                                                                        -------               -------                -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property, plant and equipment                            (1,146)               (1,449)                (1,547)
 Proceeds from sale of property, plant, and equipment                        58                    47
                                                                        -------               -------                -------
Net cash used in investing activities                                    (1,088)               (1,402)                (1,547)
                                                                        -------               -------                -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Financing obtained from the parent company                               1,321                 3,542                  6,294
 (Decrease) increase in bank arrangements, net                           (1,804)                1,040                 (4,500)
 Repayment of capital leases                                               (178)                  (42)
                                                                        -------               -------                -------
Net cash (used in) provided by financing activities                        (661)                4,540                  1,794
                                                                        -------               -------                -------
INCREASE (DECREASE) IN CASH                                                 365                  (124)                (1,112)
CASH AT BEGINNING OF YEAR                                                   280                   404                  1,516
                                                                        -------               -------                -------

CASH AT END OF YEAR                                                     $   645               $   280                $   404
                                                                        =======               =======                =======
SUPPLEMENTAL DISCLOSURES
 Cash flow information:                                                 $ 1,848               $ 1,447                $   958
                                                                        =======               =======                =======
   Cash paid for interest                                               $    22               $     8                $     -
                                                                        =======               =======                =======
   Cash paid for income taxes
 Non-cash investing activities:
   Capital lease obligations incurred for the purchase
     of new equipment                                                   $   495               $   248                $     -
 Non-cash financing activities:                                         =======               =======                =======
   Conversion of loans due to parent company into
     equity                                                             $ 3,500               $ 8,500                $     -
                                                                        =======               =======                =======


See notes to consolidated financial statements.

PRESTOLITE INDIEL ARGENTINA S.A.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
--------------------------------------------------------------------------------


 1.      GENERAL INFORMATION - NATURE OF BUSINESS

PRESTOLITE INDIEL ARGENTINA S.A., A WHOLLY OWNED SUBSIDIARY OF PRESTOLITE ELECTRIC INCORPORATED, A U.S. CORPORATION, INCLUDES THE WHOLLY OWNED SUBSIDIARIES EQUIPOS ORIGINALES S.A. AND JOVSA S.A. OPERATIONS ARE GENERALLY CONDUCTED AS PRESTOLITE INDIEL ARGENTINA S.A. (PRESTOLITE INDIEL ARGENTINA S.A., EQUIPOS ORIGINALES S.A. AND JOVSA S.A., HEREINAFTER COLLECTIVELY REFERRED TO AS THE "COMPANY").

THE COMPANY MANUFACTURES AND DISTRIBUTES MOTOR STARTERS, ALTERNATORS, DISTRIBUTORS AND STEERING COLUMNS FOR AFTERMARKET AND ORIGINAL EQUIPMENT APPLICATIONS IN THE AUTOMOTIVE INDUSTRY. THE COMPANY'S THREE MANUFACTURING FACILITIES ARE LOCATED IN ARGENTINA.

 2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Prestolite Indiel Argentina S.A. and its subsidiaries, Equipos Originales S.A. and Jovsa S.A. All significant intercompany balances and transactions have been eliminated.

      PRESENTATION OF FINANCIAL STATEMENTS IN U.S. DOLLARS - The accompanying consolidated financial statements have been translated into U.S. dollars in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. Management has determined that the Argentine peso is the functional currency. Certain assets and liabilities are denominated in currencies other than the functional currency; transaction gains and losses on those assets and liabilities are included in the determination of income for the relevant periods. The translation of all items of these financial statements has been made using the exchange rate of one Argentine peso to one U.S. dollar. This exchange rate reflects the free market exchange rate prevailing at December 31, 2000 and in the preceding years since the Convertibility Law was enacted in April, 1991. Consequently, no adjustments resulted from the translation of the financial statements from their functional currency to U.S. dollars.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from the estimates and assumptions used in preparing the financial statements.

      REVENUE RECOGNITION - Revenues are recognized upon shipment of products, with appropriate provision for doubtful accounts. The Company believes that its revenue recognition policies conform to Staff Accounting Bulleting No. 101, Revenue Recognition in Financial Statements.

Revenues exceeding 10% attributable to any one customer amounted to $7,383 or 18%, and $7,700 or 14% (in both cases representing 1 customer), for the years ended December 31, 2000 and 1998, respectively. There were no revenues exceeding 10% attributable to any one customer in 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amounts of cash, accounts receivable and payable, accrued expenses, debt and other liabilities approximates their fair value at December 31, 2000 and 1999. Fair values have been determined based on management estimates and information from market sources. The fair value of financial instruments is based on a number of factors and assumptions and may not necessarily be representative of the actual gains or losses that may be realized upon settlement.

ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE - The Company carries accounts receivable at the amount it deems to be collectible. Accordingly, it provides allowances for accounts receivable deemed to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that become uncollectible could differ from the estimated amount. The activity for the allowance for doubtful accounts receivable is as follows:

                                                                     Year ended
                                                  --------------------------------------------------
                                                     December           December          December
                                                     31, 2000           31, 1999          31, 1998
                                                  --------------------------------------------------

Beginning balance                                    $   762            $   857           $   540
Provision                                                496                268               317
Write-offs, net                                         (410)              (363)
                                                     -------            -------           -------
Ending balance                                       $   848            $   762           $   857
                                                     =======            =======           =======


INVENTORIES - Inventories are stated at the lower of cost or market, with cost being established by the first-in first-out method.

PROPERTY, PLANT AND EQUIPMENT - Property plant and equipment is stated at cost and depreciated using the straight-line method over the expected life of the related asset. Buildings are depreciated over 50 years; machinery, installations, tooling, furniture and fittings over 10 years; vehicles, over 5 years; and software over 3 years.

INCOME TAX AND ALTERNATIVE MINIMUM INCOME TAX - The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for differences in financial accounting and income tax purposes. Under this method, a deferred tax asset or liability is recognized with respect to all temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities, and the benefit from utilizing tax loss carryforwards and asset tax credits is recognized in the year in which the loss or credit arises (subject to a valuation allowance with respect to any tax benefits not expected to be realized).

Alternative minimum income tax ("AMIT") is determined as 1% of total assets as of year-end. The amount determined in respect of AMIT is considered as a payment on account of the current income tax obligation. Tax payers must pay in aggregate an amount that cannot be lesser than the

     AMIT. The AMIT can be used to reduce the income tax obligation within 10 years after the year of payment. Management has estimated that the Company will not be able to utilize the AMIT in future years. Therefore, AMIT has been charged to results of operations and is presented together with the provision for income taxes in the consolidated statement of operations.

     RECLASSIFICATIONS - Certain reclassifications have been made to conform prior years' data to the current presentation. These reclassifications had no impact on previously reported results of operations or shareholders' equity.

3.       INVENTORIES

         Inventories consisted of the following:


                                                                             December          December
                                                                             31, 2000          31, 1999
                                                                         ---------------    --------------
     Finished goods                                                       $    4,842        $    3,732
     Work in process                                                           1,692             3,985
     Raw materials and other supplies                                          2,303             2,890
     Goods in transit                                                            301             1,068
     Resale merchandises                                                       1,622             2,552
                                                                          ----------        ----------
                                                                          $   10,760        $   14,227
                                                                          ==========        ==========

4.       OTHER CURRENT ASSETS

     Other current assets consisted of the following:

                                                                             December          December
                                                                             31, 2000          31, 1999
                                                                         ---------------    --------------
     Tax credits                                                          $      941        $      674
     Restricted deposits                                                         430
     Others                                                                      769               705
                                                                          ----------        ----------
                                                                          $    2,140        $    1,379
                                                                          ==========        ==========

5.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following:

                                                                             December          December
                                                                             31, 2000          31, 1999
                                                                         ---------------    --------------
     Land                                                                 $      803        $      803
     Buildings                                                                 9,875             9,530
     Machinery                                                                23,375            22,875
     Tooling                                                                   8,406             7,741
     Installations                                                             3,317             3,297
     Furniture and fittings                                                    2,341             2,341
     Vehicles                                                                  1,094             1,044
     Software                                                                    979               932
     Others                                                                      103               132
                                                                          ----------        ----------
     Total                                                                    50,293            48,695
     Less: Accumulated depreciation                                          (38,703)          (35,826)
                                                                          ----------        ----------
     Property, plant and equipment, net                                   $   11,590        $   12,869
                                                                          ==========        ==========



6.        OTHER NON-CURRENT ASSETS

          Other non-current assets consisted of the following:


                                                                                 December           December
                                                                                 31, 2000           31, 1999
                                                                             ---------------    --------------
         Tax credits arising from the suspension of tax benefits              $    4,922         $    4,922
         Other tax credits                                                         3,648              3,469
                                                                              ----------         ----------
                                                                              $    8,570         $    8,391
                                                                              ==========         ==========

7.       DEBT

         Debt consisted of following:

                                                                                 December           December
                                                                                 31, 2000           31, 1999
                                                                             ---------------    ---------------
         Bank arrangements                                                    $    1,356         $    3,160
         Capital lease obligations                                                   523                206
                                                                              ----------         ----------
         Total debt                                                           $    1,879         $    3,366
         Less: short-term debt and current portion of long-term debt.              1,540              3,366
                                                                              ----------         ----------
         Long-term debt, less current portion                                 $      339         $        -
                                                                              ==========         ==========


          The Company has arrangements with several banks to discount or borrow against accounts receivable. The approximate average annual interest rate was 19% and 17%, for 2000 and 1999, respectively.


          8.   OTHER NON-CURRENT LIABILITIES

               Other non-current liabilities consisted of the following:



                                                                               December           December
                                                                               31, 2000           31, 1999
                                                                            -------------       -------------
         Retirement benefit liabilities                                       $    1,529         $    1,631
         Accrued claims and other litigation expenses                                372                360
         Others                                                                       69
                                                                              ----------         ----------
                                                                              $    1,970         $    1,991
                                                                              ==========         ==========


 9.      LEASES

     The Company leases certain machinery and vehicles under long-term capital lease arrangements. Scheduled payments on capital leases as of December 31, 2000 are as follows:


     2001                                                                                $      236
     2002                                                                                       179
     2003                                                                                       130
     2004                                                                                       124
     2005                                                                                        17
                                                                                        -----------
     Total minimum lease payments                                                               686
     Less: Imputed interest                                                                     163
                                                                                        -----------
     Present value of net minimum lease payments                                        $       523
                                                                                        ===========



10. RELATED PARTY TRANSACTIONS

    Prestolite Indiel Argentina S.A. is a wholly-owned subsidiary of Prestolite Electric Incorporated (the "Parent Company"). For the years ended December 31, 2000, 1999, and 1998, sales to the Parent Company and its affiliates totaled $3,312, $1,740 and $955, respectively, and purchases from the Parent company and its affiliates totaled $203, $168 and $88, respectively. Included in accounts receivable as of December 31, 2000 and 1999 is $191 and $801 due from the Parent Company and its affiliates, respectively. Included in accounts payable as of December 31, 2000 and 1999 is $98 and $24, due to the parent company and its affiliates. The Company has obtained financing from the Parent Company of $1,321, $3,542 and $6,524, in 2000, 1999 and 1998, respectively. Loans due to the Parent Company at December 31, 2000 and 1999 amounted to $4,157 and $6,336, respectively.

11. BENEFITS UNDER TAX REGIME FOR PROMOTED ACTIVITIES

    The Company was granted the tax exemptions established by Law No. 22,021 (amended by Law No. 22,702), which include, among others, the following benefits: (a) Exemption from payment of Income Tax and Capital/Assets Tax for a period of fifteen years from the start-up date of the industrial plant, ranging from 100% for the first five years up to 12.6% for the last year; and (b) Exemption from payment of value added tax ("VAT") on domestic market sales for a period of fifteen years from the start-up date of the industrial plant, applying the same sliding scale.

    The Economic Emergency Law No. 23,697 suspended 50% of the tax benefits for promoted activities for a period of six months from September 25, 1989. Decree No. 435/90 of the National Executive Power extended for another six months the suspension of the tax benefits and, also, repealed the VAT exemption on purchases to suppliers of raw materials and semi-processed goods. This benefit was afterwards reinstated by delivering tax credit certificates. Effective December 1, 1992, Decree No. 2,054/92 established that the tax benefits would be credited to a current account with the Tax Authority, based on the theoretical tax costs for the National Government.

     The Company recorded a tax credit of $4,922 at December 31, 2000 and 1999, corresponding to the estimate of the Company's rights resulting from the suspension of the tax benefits, under Law No. 23,697, and the exemption from customs duties repealed by article 45 of Decree No. 435/90 credited to income when recorded. On June 28 and November 18, 1994, the Tax Authority issued General Resolutions No. 3,838/94 and 3,905/94, which regulated the granting of Tax Credit Certificates resulting from the suspension of the tax benefits under Law No. 23,697 and the exemption from customs duties repealed by article 45 of Decree No. 435/90. In June 1995, the Company submitted all the elements established by these General Resolutions to the corresponding control authority, who may request additional information in order to establish whether the granting of the aforementioned Tax Credit Certificates is applicable. Upon satisfactory completion of this review process, the Company will receive Debt Consolidation Bonds created by Law No. 23,982 in connection with the claims predating April 1, 1991, and the rest will be credited to a computerized current account provided by the Tax Authority.

12.  INCOME TAXES

THE PROVISION FOR INCOME TAXES SHOWN IN THE CONSOLIDATED STATEMENT OF OPERATIONS SOLELY CONSISTS OF ALTERNATIVE MINIMUM INCOME TAX CHARGES OF $522, $512 AND $480 AT DECEMBER 31, 2000, 1999 AND 1998, RESPECTIVELY.

     The provision for income taxes differs from the amount computed by applying the statutory tax rate to net loss before provision for income taxes. The sources and tax effects of the differences are as follows:



                                                                                    Year ended
                                                             --------------------------------------------------------
                                                                   December           December            December
                                                                   31, 2000           31, 1999            31, 1998
                                                             -----------------    ---------------    ----------------

     Income tax benefit at the statutory rate
       (35%)                                                   $   (1,185)         $   (1,233)         $   (2,926)
     Revenues under tax regimes for promoted
       activities                                                  (1,122)               (659)               (977)
     Other                                                            647                   8                (340)
     Increase in valuation allowance                                1,660               1,884               4,243
                                                               ----------          ----------          ----------
     Subtotal - Income tax                                              -                   -                   -
     Alternative minimum income tax                                   522                 512                 480
                                                               ----------          ----------          ----------
     Total provision for income taxes                          $      522          $      512          $      480
                                                               ==========          ==========          ==========


THE SIGNIFICANT COMPONENTS OF DEFERRED TAX ASSETS AND LIABILITIES ARE THE
FOLLOWING:


                                                                                     December            December
                                                                                     31, 2000            31, 1999
                                                                                  ---------------    ----------------
     Tax loss carryforwards                                                        $   12,318          $   11,167
     Other                                                                              1,419               1,511
                                                                                   ----------          ----------
                                                                                       13,737              12,678
     Valuation allowance                                                              (13,737)            (12,678)
                                                                                   ----------          ----------
                                                                                   $        0          $        0
                                                                                   ==========          ==========

The Company has established a valuation allowance against the net deferred tax asset position at December 31, 2000 and 1999, as management believes that realization of these benefits is not probable. Realization of the future tax benefits related to the net deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The tax loss carryforwards expire as follows:


                                                                                      Tax effect
                                                                                (statutory rate of 35%)
                                                                            --------------------------------
                                                            Tax-loss          December             December
            Expiration date                               carryforwards       31, 2000             31, 1999
------------------------------------------------          -------------     --------------      ------------
December 2000                                              $   1,718                             $     601
December 2001                                                  3,485          $    1,220             1,220
December 2002                                                 10,950               3,832             3,832
December 2003                                                  7,460               2,611             2,611
December 2004                                                  8,293               2,903             2,903
December 2005                                                  5,006               1,752
                                                           ---------          ----------         ---------
                                                           $  36,912          $   12,318         $  11,167
                                                           =========          ==========         =========



13. TAX LOSS CARRYFORWARDS UNDER LAW NO. 24,073

         In accordance with the provisions of Law No. 24,073, tax loss carryforwards originated before March 31, 1991 will be converted, upon approval by the Tax Authority, into tax credits to be repaid by the Federal Government with Debt Consolidation Bonds under Law No. 23,982. On April 27, 1993, the Company made the corresponding filing with the Tax Authority for $728. The Tax Authority rejected the Company's request. The Company accounted for a valuation allowance to cover the rejected tax credit. The Company has appealed the decision before the Tax Authority.

14.    RETIREMENT BENEFIT LIABILITIES

    The Company has a noncontributory unfunded pension plan which provides retirement benefits for 9 former employees. The plan was established in June, 1987 and terminated in June, 1995. Consequently, no pension increases, other than interest, have arisen since then or will arise in the future. The following table sets forth the components of the changes in pension liabilities during the years ended December 31, 2000 and 1999:

                                                                                  December          December
                                                                                  31, 2000          31, 1999
                                                                                -------------     -------------
Benefit obligation at beginning of year                                          $   1,631          $  1,780
Interest cost                                                                          164               150
Benefits paid                                                                         (266)             (299)
                                                                                 ---------          --------
Benefit obligation at end of year                                                $   1,529          $  1,631
                                                                                 =========          ========

15.      SEVERANCE

      During 2000 and 1998 the Company announced and implemented restructuring plans involving employee cutbacks. All costs related to the plans are for employee severance. The following is a summary of the redundancy charges and outlays:


                                                                              December           December
                                                                              31, 2000           31, 1999
                                                                           -------------      ------------
      Balance at beginning of year                                           $   1,085          $   2,157
      Severance cost                                                               499
      Write-offs - Payments                                                     (1,129)            (1,072)
                                                                             ---------          ---------
      Balance at end of year                                                 $     455          $   1,085
                                                                             =========          =========


16.      CONTINGENCIES - ACCRUED CLAIMS AND OTHER LITIGATION EXPENSES

      The Company is involved in various claims and legal proceedings of a nature considered normal to its business. At December 31, 2000 and 1999 the Company recorded a liability related to these claims of $372 and $360, respectively. The precise final outcome of such claims and proceedings is uncertain. Management believes that no significant negative impact will result from known outstanding issues.

17. RESTRICTIONS ON THE DISTRIBUTION OF PROFITS

      Under Argentine Corporation Law N(degree) 19,550, Companies must appropriate 5% of each year's income to a legal reserve, until the reserve is equivalent to 20% of the carrying value of common stock, determined by applying accounting principles generally accepted in Argentina. Dividend distributions must be approved by a vote of the stockholders. Dividends are allowed only to the extent of retained earnings, based upon financial statements prepared in accordance with accounting principles generally accepted in Argentina.